As filed with the Securities and Exchange Commission on June 17, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________________________

AMERICAN RIVER BANKSHARES
(Exact name of registrant as specified in its charter)

California	68-0352144
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California 95670
(Address of principal executive offices) (Zip Code)
_______________________________________________________

American River Bankshares 2010 Equity Incentive Plan
(Full title of the plan)
_______________________________________________________

David T. Taber, President and Chief Executive Officer
American River Bankshares
3100 Zinfandel Drive, Rancho Cordova, California 95670
(Name and address of agent for service)
_______________________________________________________

(916) 851-0123
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	1,476,829 (1)	$7.75 (2)	$11,445,425 (2)	$816.06

(1) Issuable under the American River Bankshares 2010 Equity Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may be issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the American River Bankshares 2010 Equity Incentive Plan.

(2) Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the high ($7.95) and low ($7.55) sale prices of the Registrant’s Common Stock on June 16, 2010, as reported on the Nasdaq Global Select Market.

This Registration Statement, including exhibits, consists of 9 sequentially numbered pages. The Index to Exhibits is located at page 7.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to participants in the American River Bankshares 2010 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933.  Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.  Such documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents are incorporated by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 5, 2010.

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on May 14, 2010.

(c)           The Registrant’s Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on January 5, 2010, January 21, 2010, January 22, 2010, January 27, 2010, February 24, 2010, March 2, 2010, March 18, 2010, April 15, 2010, April 22, 2010, April 23, 2010, and May 21, 2010 (2 filings).

(d)           All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since December 31, 2009.

(e)   The description of Registrant’s capital stock is contained under the heading “Description of Capital Stock” at page 15 of Registrant’s Rule 424(b)(4) prospectus, filed with the Securities and Exchange Commission on December 8, 2009, to Registration Statement on Form S-1, No. 333-162616.

All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interest of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to American River Bankshares (herein, the “Company”).  The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law.  The Company has in effect indemnification agreements with its directors and certain officers and director and officer liability insurance policies, which provide indemnification to the directors and officers of the Company and directors and officers of the Company’s bank subsidiary within specific limits for certain liabilities incurred by reason of their being or having been directors or officers.  The Company pays the entire premium for the insurance policies which also indemnify the Company against certain liabilities.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See the Index to Exhibits, which is incorporated in this item by reference.

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on June 17, 2010.

AMERICAN RIVER BANKSHARES
(Registrant)

By	/s/ DAVID T. TABER
David T. Taber
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID T. TABER	President and Chief Executive Officer	June 17, 2010
David T. Taber	(Principal Executive Officer), and Director

/s/ MITCHELL A. DERENZO	Executive Vice President and Chief	June 17, 2010
Mitchell A. Derenzo	Financial Officer (Principal Financial
Officer and Principal Accounting Officer)

/s/ CHARLES D. FITE	Director and Chairman of the Board	June 17, 2010
Charles D. Fite

/s/ ROGER J. TAYLOR	Director and Vice-Chairman of the Board	June 17, 2010
Roger J. Taylor

/s/ AMADOR S. BUSTOS	Director	June 17, 2010
Amador S. Bustos

Signature	Title	Date

/s/ DORENE C. DOMINGUEZ	Director	June 17, 2010
Dorene C. Dominguez

	Director	June 17, 2010
Robert J. Fox

/s/ WILLIAM A. ROBOTHAM	Director	June 17, 2010
William A. Robotham

/s/ STEPHEN H. WAKS	Director	June 17, 2010
Stephen H. Waks

	Director	June 17, 2010
Philip A. Wright

/s/ MICHAEL A. ZIEGLER	Director	June 17, 2010
Michael A. Ziegler

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Sequential Page No.

5.1	Opinion of Counsel	8
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm	9
24.1	Power of Attorney (included at signature pages 5 and 6)
99.1
American River Bankshares 2010 Equity Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 9, 2010)